Investor Contact: Martie Edmunds Zakas
FOR IMMEDIATE RELEASE     Sr. Vice President - Strategy, Corporate Development
February 3, 2016                                         & Communications
770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Sr. Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS
2016 FIRST QUARTER RESULTS

Adjusted net income increased to $6.7 million from $4.5 million
Adjusted net income per diluted share increased to $0.04 from $0.03

ATLANTA - Mueller Water Products, Inc. (NYSE: MWA) announced today that for its fiscal first quarter ended December 31, 2015, net sales were $242.7 million compared with $261.8 million in the prior year period. Operating income was $14.9 million compared with $8.1 million in the prior year period, and adjusted operating income was $15.7 million compared with $16.3 million in the prior year period. Net income was $6.2 million, or $0.04 per diluted share, compared with a net loss of $20.2 million, or $0.13 per diluted share, in the prior year period. Adjusted net income increased to $6.7 million, or $0.04 per diluted share, from $4.5 million, or $0.03 per diluted share, in the prior year period.

“We saw strong sales growth of Mueller Co.'s core products during the first quarter and continued improvement in operating performance," said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. "Domestic net sales of Mueller Co.'s valves, hydrants and brass products increased 9.2 percent. Mueller Co.'s adjusted operating income increased 17.1 percent, or 250 basis points, and its adjusted EBITDA margin improved 22.4 percent.

"Anvil's net sales for the first quarter decreased $17.5 million to $79.6 million, primarily due to lower shipment volumes to the oil & gas markets, as expected.  While the downturn in those markets has not yet abated, we believe year-over-year comparisons should ease through the balance of 2016.

"Net sales and adjusted operating income for Mueller Technologies during the first quarter were each slightly lower year-over-year. However, backlog and projects awarded at both Mueller Systems and Echologics are up substantially on a year-over-year basis. Mueller Technologies' focus is on accelerating sales growth of its higher-margin AMI and leak detection technologies, and improving operating performance over the course of the year.

"We continue to expect year-over-year growth in demand for our products in our addressed water markets in 2016 driven by demand from both the municipal and residential construction markets. Adjusted net income per share for the quarter was $0.04 versus $0.03 a year ago, and we believe we are on track to meet our expectations for the full year."

Consolidated Results

Net sales for the 2016 first quarter decreased $19.1 million, or 7.3 percent, to $242.7 million as compared with $261.8 million for the 2015 first quarter, due primarily to lower shipment volumes at Anvil, the divestiture of our municipal castings business in December 2014 and unfavorable Canadian currency exchange rates.

Adjusted operating income for the 2016 first quarter decreased $0.6 million to $15.7 million as compared with $16.3 million for the 2015 first quarter. The decrease in adjusted operating income at Anvil and Mueller Technologies of $3.5 million and $0.4 million, respectively, was mostly offset by improved operating performance at Mueller Co.

Segment Results

Mueller Co.

Net sales for the 2016 first quarter of $144.7 million decreased $0.4 million as compared with $145.1 million for the 2015 first quarter. Domestic net sales of valves, hydrants and brass products increased 9.2 percent. This increase was offset by $4.1 million of lower sales of our water treatment valves, and $3.7 million related to the divestiture of our municipal castings business and unfavorable Canadian currency exchange rates.

Adjusted operating income for the 2016 first quarter increased 17.1 percent to $24.0 million as compared with $20.5 million for the 2015 first quarter. Adjusted operating margin for the 2016 first quarter improved 250 basis points to 16.6 percent as compared with 14.1 percent for the 2015 first quarter.

Anvil

Net sales for the 2016 first quarter decreased 18.0 percent to $79.6 million as compared with $97.1 million for the 2015 first quarter. This decrease resulted primarily from $15.9 million of lower shipment volumes, primarily into the oil & gas markets.

Adjusted operating income for the 2016 first quarter was $3.7 million as compared with $7.2 million for the 2015 first quarter. This decrease reflects lower net sales and an unfavorable shift in product mix.

Mueller Technologies

Net sales for the 2016 first quarter decreased 6.1 percent to $18.4 million as compared with $19.6 million for the 2015 first quarter. This decrease resulted primarily from lower shipment volumes.

Adjusted operating loss for the 2016 first quarter was $3.3 million as compared with $2.9 million for the 2015 first quarter.

Interest Expense, Net

Interest expense, net for the 2016 first quarter declined to $6.1 million, as compared with $9.4 million for the 2015 first quarter. The decline was due to lower interest rates and lower amounts of debt outstanding, resulting primarily from the refinancing we completed in November 2014.

Income Taxes

For the 2016 first quarter, income tax expense of $2.6 million was 29.5 percent of income before income taxes. Income tax expense in the 2016 first quarter included a benefit of $0.5 million primarily related to research and development tax credits. For the 2015 first quarter, the effective income tax rate was 38.0 percent.

Use of Non-GAAP Measures

The Company reports its financial results under accounting principles generally accepted in the United States (“GAAP”), as well as through the use of non-GAAP measures. The Company presents adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, free cash flow, net debt and net debt leverage as non-GAAP measures. Adjusted operating income represents operating income excluding restructuring, the loss on the receivable from Walter Energy and pension settlements. This amount divided by net sales is adjusted operating margin. Adjusted EBITDA represents operating income excluding restructuring, the loss on the receivable from Walter Energy, pension settlements, depreciation and amortization. This amount divided by net sales is adjusted EBITDA margin. The Company presents adjusted operating income, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin because these are measures management believes are frequently used by securities analysts, investors and other interested parties in the evaluation of financial performance. Adjusted net income and adjusted net income per diluted share exclude, on an after-tax basis, restructuring, pension settlements, the loss on the receivable from Walter Energy, certain tax adjustments and expenses related to the early extinguishment of debt. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures. It is presented as a measurement of cash flows because management believes it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt leverage represents net debt divided by trailing 12 months adjusted EBITDA. Net debt and net debt leverage are commonly used by the investment community as measures of indebtedness. These non-GAAP measures have limitations as analytical tools, and securities analysts, investors and other interested parties should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Thursday, February 4, 2016 at 9:00 a.m. ET. Members of Mueller Water Products’ leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-756-6991. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expectations from growth in our key end markets, anticipated stronger operating leverage and 2016 full year earnings per share. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE: MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. The piping component systems produced by Anvil help build connections that last in commercial, industrial and oil & gas applications. Visit us at www.muellerwaterproducts.com.

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MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	September 30,
	2015	2015
	(in millions, except share amounts)
Assets:
Cash and cash equivalents	$104.5	$113.1
Receivables, net	142.9	175.3
Inventories	229.3	219.1
Deferred income taxes	—	28.3
Other current assets	15.7	13.7
Total current assets	492.4	549.5
Property, plant and equipment, net	147.4	148.9
Intangible assets	501.8	507.3
Other noncurrent assets	24.8	24.1
Total assets	$1,166.4	$1,229.8

Liabilities and equity:
Current portion of long-term debt	$6.0	$6.1
Accounts payable	67.1	98.7
Other current liabilities	59.0	63.2
Total current liabilities	132.1	168.0
Long-term debt	482.0	482.9
Deferred income taxes	115.8	145.3
Other noncurrent liabilities	70.0	65.8
Total liabilities	799.9	862.0

Commitments and contingencies

Common stock: 600,000,000 shares authorized; 161,140,215 and 160,497,841 shares outstanding at December 31, 2015 and September 30, 2015, respectively	1.6	1.6
Additional paid-in capital	1,571.1	1,574.8
Accumulated deficit	(1,136.6)	(1,142.8)
Accumulated other comprehensive loss	(71.0)	(67.3)
Total Company stockholders’ equity	365.1	366.3
Noncontrolling interest	1.4	1.5
Total equity	366.5	367.8
Total liabilities and equity	$1,166.4	$1,229.8

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended
	December 31,
	2015	2014
	(in millions, except per share amounts)
Net sales	$242.7	$261.8
Cost of sales	174.0	190.5
Gross profit	68.7	71.3
Operating expenses:
Selling, general and administrative	53.0	55.0
Restructuring	0.8	8.2
Total operating expenses	53.8	63.2
Operating income	14.9	8.1
Interest expense, net	6.1	9.4
Loss on early extinguishment of debt	—	31.3
Income (loss) before income taxes	8.8	(32.6)
Income tax expense (benefit)	2.6	(12.4)
Net income (loss)	$6.2	$(20.2)

Net income (loss) per share:
Basic	$0.04	$(0.13)
Diluted	$0.04	$(0.13)

Weighted average shares outstanding:
Basic	160.8	160.1
Diluted	163.2	160.1

Dividends declared per share	$0.0200	$0.0175

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three months ended
	December 31,
	2015	2014
	(in millions)
Operating activities:
Net income (loss)	$6.2	$(20.2)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	7.0	7.0
Amortization	6.0	7.3
Stock-based compensation	1.3	1.9
Retirement plans	1.2	0.1
Deferred income taxes	—	(4.0)
Loss on early extinguishment of debt	—	31.3
Other, net	0.6	3.8
Changes in assets and liabilities, net of acquisitions:
Receivables	32.3	41.3
Inventories	(10.5)	(21.6)
Other assets	(2.9)	(0.7)
Liabilities	(38.7)	(73.3)
Net cash provided by (used in) operating activities	2.5	(27.1)
Investing activities:
Capital expenditures	(6.3)	(7.2)
Proceeds from sales of assets	—	3.6
Other	—	0.3
Net cash used in investing activities	(6.3)	(3.3)
Financing activities:
Dividends	(3.2)	(2.8)
Employee taxes related to stock-based compensation	(2.9)	(2.2)
Repayments of debt	(1.3)	(570.2)
Issuance of debt	—	497.5
Excess tax benefit on stock-based compensation exercises	0.7	—
Issuance of common stock	0.4	1.5
Deferred financing costs	—	(7.9)
Other	2.2	(0.2)
Net cash used in financing activities	(4.1)	(84.3)
Effect of currency exchange rate changes on cash	(0.7)	(1.3)
Net change in cash and cash equivalents	(8.6)	(116.0)
Cash and cash equivalents at beginning of period	113.1	161.1
Cash and cash equivalents at end of period	$104.5	$45.1

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Quarter ended December 31, 2015
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Total
	(in millions, except per share amounts)
GAAP Results:
Net sales	$144.7	$79.6	$18.4	$—	$242.7

Gross profit	$44.0	$21.1	$3.6	$—	$68.7
Selling, general and administrative expenses	20.0	17.4	6.9	8.7	53.0
Restructuring expense	0.2	0.1	0.5	—	0.8
Operating income (loss)	$23.8	$3.6	$(3.8)	$(8.7)	14.9
Interest expense, net					6.1
Income tax expense					2.6
Consolidated net income
Loss attributable to noncontrolling interest
Net income					$6.2

Net income per diluted share					$0.04

Capital expenditures	$3.6	$1.6	$1.0	$0.1	$6.3

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$23.8	$3.6	$(3.8)	$(8.7)	$14.9
Restructuring expense	0.2	0.1	0.5	—	0.8
Adjusted operating income (loss)	24.0	3.7	(3.3)	(8.7)	15.7
Depreciation and amortization	8.4	3.4	1.1	0.1	13.0
Adjusted EBITDA	$32.4	$7.1	$(2.2)	$(8.6)	$28.7

Adjusted operating margin	16.6%	4.6%	(17.9)%		6.5%
Adjusted EBITDA margin	22.4%	8.9%	(12.0)%		11.8%

Adjusted net income:
Net income					$6.2
Restructuring expense, net of tax					0.5
Adjusted net income					$6.7
Adjusted net income per diluted share					$0.04

Free cash flow:
Net cash provided by operating activities					$2.5
Less capital expenditures					(6.3)
Free cash flow					$(3.8)

Net debt (end of period):
Current portion of long-term debt					$6.0
Long-term debt					482.0
Total debt					488.0
Less cash and cash equivalents					(104.5)
Net debt					$383.5

Adjusted EBITDA:
Current quarter					$28.7
Three prior quarters					158.4
Adjusted EBITDA					$187.1

Net debt leverage (net debt divided by adjusted EBITDA)					2.0x

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES
SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES
(UNAUDITED)

	Quarter ended December 31, 2014
	Mueller Co.	Anvil	Mueller Technologies	Corporate	Total
	(in millions, except per share amounts)
GAAP results:
Net sales	$145.1	$97.1	$19.6	$—	$261.8

Gross profit	$41.3	$26.1	$3.9	$—	$71.3
Selling, general and administrative expenses	20.8	18.9	6.8	8.5	55.0
Restructuring expense	8.1	—	—	0.1	8.2
Operating income (loss)	$12.4	$7.2	$(2.9)	$(8.6)	8.1
Interest expense, net					9.4
Loss on early extinguishment of debt					31.3
Income tax benefit					(12.4)
Net loss					$(20.2)

Net loss per diluted share					$(0.13)

Capital expenditures	$3.4	$2.6	$1.2	$—	$7.2

Non-GAAP results:
Adjusted operating income (loss) and EBITDA:
Operating income (loss)	$12.4	$7.2	$(2.9)	$(8.6)	$8.1
Restructuring expense	8.1	—	—	0.1	8.2
Adjusted operating income (loss)	20.5	7.2	(2.9)	(8.5)	16.3
Depreciation and amortization	9.7	3.6	0.9	0.1	14.3
Adjusted EBITDA	$30.2	$10.8	$(2.0)	$(8.4)	$30.6

Adjusted operating margin	14.1%	7.4%	(14.8)%		6.2%
Adjusted EBITDA margin	20.8%	11.1%	(10.2)%		11.7%

Adjusted net income:
Net loss					$(20.2)
Loss on early extinguishment of debt, net of tax					19.6
Restructuring expense, net of tax					5.1
Adjusted net income					$4.5
Adjusted net income per diluted share					$0.03

Free cash flow:
Net cash used in operating activities					$(27.1)
Less capital expenditures					(7.2)
Free cash flow					$(34.3)

Net debt (end of period):
Current portion of long-term debt					$6.1
Long-term debt					485.6
Total debt					491.7
Less cash and cash equivalents					(45.1)
Net debt					$446.6

Adjusted EBITDA:
Current quarter					$30.6
Three prior quarters					155.1
Adjusted EBITDA					$185.7

Net debt leverage (net debt divided by adjusted EBITDA)					2.4x